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                                                                    EXHIBIT 23.1

                                             HAARMANN, HEMMELRATH & PARTNER GMBH

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated April 12, 2001, on the consolidated financial statements of MAP Medizin-Technologie GmbH and subsidiaries as of December 31, 2000 and 1999, included in or made a part of the report appears in the Form 8-K of ResMed Inc. dated April 16, 2001.


Munich / Germany, April 16, 20001



                            Haarmann, Hemmelrath & Partner GmbH
                             Wirtschaftsprufungsgesellschaft
                               Steuerberatungsgesellschaft


                /s/ ZELGER WIRTSCHAFTSPRUFER       /s/ EICHLER WIRTSCHAFTSPRUFER
                ----------------------------       -----------------------------
                Zelger Wirtschaftsprufer           Eichler Wirtschaftsprufer